Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-162657) and Form S-8 (Nos. 333-07377, 333-53400, 333-73000, 333-73002, 333-152706, 333-72998, and 333-189964) of SPAR Group, Inc. and Subsidiaries of our report dated March 31, 2014, relating to the 2013 consolidated financial statements and the 2013 information in the financial statement schedule which appears in this Form 10-K.

/s/ BDO USA, LLP.

Troy, Michigan

March 31, 2014